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                               BRIDGING AGREEMENT

     BRIDGING AGREEMENT (the "Agreement") dated as of July 1, 1997 (the "Effective Date") between Neuman Distributors, Inc., a New Jersey corporation ("NDI"), and Drug Guild Distributors, Inc., a New Jersey corporation ("DGD").

     WHEREAS, DGD is primarily engaged in the distribution, at wholesale, of a wide variety of products to drug stores and health and beauty aid stores located primarily in the State of New Jersey, the greater New York City metropolitan area and the State of Connecticut ("DGD Business"); and

     WHEREAS, pursuant to that certain Asset Purchase Agreement by and among NDI, DGD and Neuman Health Services, Inc., a New Jersey corporation ("NHSI"), dated as of July 1, 1997 ("Asset Purchase Agreement"), NDI has purchased certain of the assets of DGD related to the DGD Business (the "Asset Purchase"); and

     WHEREAS, in connection with the Asset Purchase, NDI has hired or intends to hire substantially all the employees of DGD; and

     WHEREAS, subsequent to the Asset Purchase, DGD intends to wind down its business operations and eventually dissolve its corporate existence in accordance with the laws of the State of New Jersey ("DGD Wind Down"); and

     WHEREAS, in order to accomplish the DGD Wind Down, DGD will need the assistance of certain of its former employees who are now or will be employed by NDI, and will need certain office facilities and administrative support from NDI in connection with the DGD Wind Down; and

     WHEREAS, as a condition to entering into the Asset Purchase Agreement, DGD has required that NDI enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, DGD and NDI (collectively, the "Parties" and, sometimes individually a "Party"), intending to be legally bound, hereby agree as follows:



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     1. Term. (a) Unless sooner terminated pursuant to the provisions of this
Section 1, this Agreement shall remain in effect for a period of four years commencing upon the date hereof (the "Term").

     (b) Termination for Breach. In the event of a breach by either
Party of any provision of this Agreement, the non-breaching Party shall give written notice of such breach to the breaching Party, detailing the nature of such breach in sufficient detail to allow the breaching party to cure, if cure is possible. If such breach is not cured by the breaching Party within ten (10) days after such notice of breach, then the non-breaching Party may terminate this Agreement by giving notice of termination to the breaching Party. Such termination shall be effective on notice of termination by the non-breaching Party to the breaching Party.

     (b) Termination for Receivership. In the event a case or proceeding is filed with respect to either Party under the bankruptcy laws of the United States of America (as now or hereafter in effect) or under any insolvency, reorganization, receivership, or readjustment of debt statute or law of any jurisdiction, this Agreement may then be terminated immediately by the other Party upon notice.

     (c) Termination Upon Notice. DGD may terminate this Agreement for any reason upon the giving of thirty (30) days prior written notice to NDI in accordance with Section 9 hereof.

     2. Employee Services. During the Term of this Agreement, NDI shall make available to DGD the services of certain of those employees (whose names are listed on Exhibit A hereto) of NDI that were formerly employed by DGD, to assist in performing the tasks necessary to complete the DGD Wind Down (the "Employee Services"). Such employees shall be made available to DGD during the normal business hours of NDI at the offices of NDI. No employee providing services to DGD under this Section 2 shall be required to devote in excess of twenty hours during any given week or in excess of forty hours during any given month toward providing services for DGD under this Section 2. No more than four employees of NDI at any given time shall be required to perform services for DGD under this
Section 2. Notwithstanding the foregoing, the limitations of the weekly and monthly hours as described aforesaid applicable with respect to Employee Services performed by Jay Reba in connection with the preparation of the June 30, 1997 DGD balance sheet, the fiscal year end financial statements of DGD, DGD reports to be filed with the Securities and Exchange Commission and audits of DGD's financial statements shall be 30 hours in any given week and 60 hours in any given month.

     3. Office Space. During the Term of this Agreement, NDI shall make available to DGD for use by the employees performing services for DGD under
Section 2 hereof, reasonably sufficient office space, secretarial assistance and access to telephones, facsimile machines and photocopying machines necessary for such employees to perform services for DGD under Section 2 hereof.

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     4. Fees for Employee Services; Fees for Office Space. DGD shall pay fees to
NDI for the services performed under Section 2 hereof as set forth below
("Fees"):

               (a) Fees for Employee Services. During the first twelve months of the Term, NDI shall make Employee Services available to DGD, without charge to DGD. After the first twelve months of the Term, DGD agrees to pay for the Employee Services at the hourly rate set forth next to the name of each employee on Exhibit "A" for time spent performing such services.

               (b) Fees for Office Space. During the first twelve months of the Term, NDI shall make available to DGD for use by the employees performing services for DGD under Section 2 hereof, reasonably sufficient office space, secretarial assistance and access to telephones, facsimile machines and photocopying machines necessary for such employees to perform services for DGD under Section 2 hereof, without charge to DGD. After the first twelve months of the Term, DGD agrees to pay for the office space, telephone service, photocopying service and facsimile service to be made available under Section 2 hereof, at the rates set forth below:

               (i) Office Space. DGD shall pay NDI $500 per month for the office space occupied for Employee Services.

               (ii) Telephones. DGD shall pay to NDI the direct telephone charges allocated to the telephone(s) in the office space occupied for Employee Services.

              (iii) Photocopying. DGD shall pay to NDI the direct per copy charges for the photocopying machine allocated to providing Employee Services.

              (iii) Facsimiles. DGD shall pay to NDI the direct telephone charges allocated to the facsimile machine designated for providing Employee Services.

     5. Invoice; Payment. NDI shall invoice DGD for the Fees at such intervals as NDI may deem appropriate, but not more frequently than monthly. Payment of each such invoice shall be made by DGD within 30 days after receipt by DGD of such invoice.

     6. NDI SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO DGD FOR THE ERRORS, OMISSIONS OR NEGLIGENCE OF ANY OF THOSE INDIVIDUALS PERFORMING EMPLOYEE SERVICES. NO REPRESENTATIONS OR WARRANTIES ARE MADE BY NDI WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER SECTION 2 HEREOF. NO REPRESENTATION OR WARRANTY SHALL BE IMPLIED UNDER THIS AGREEMENT OR AT LAW, INCLUDING,

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WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A
PARTICULAR PURPOSE AS TO THE SERVICES.


     7. Independent Contractors. NDI shall be an independent contractor to DGD with respect to the performance of the services to be performed under Section 2 hereof. Nothing contained in this Agreement shall make NDI or its employees the employees of DGD. Nothing contained herein shall require NDI to continue the employment by NDI of any former employee of DGD. No employee of NDI who was not previously an employee of DGD shall be made available for Employee Services.

     8. Force Majeure. NDI shall not be liable for its failure to perform hereunder to the extent that such performance is made impracticable, delayed or prevented, in whole or in part, due to any acts of God, fires, wars, laws or orders, whether valid or invalid. If NDI fails to perform hereunder as a result of any occurrence described in the preceding sentence, NDI shall (i) give written notice to that effect to DGD within 10 days after such occurrence together with a statement setting forth reasonably full particulars concerning such occurrence and (ii) during the period any services required under Section 2 hereof to be provided hereunder cannot be provided as a result of such occurrence, use reasonable efforts to remedy such occurrence. To the extent required by any such occurrence, the performance by NDI hereunder shall be suspended during the continuance of any such occurrence and this Agreement shall otherwise remain unaffected (except for DGD's obligation to pay the Fees, which shall also be suspended). If such occurrence is remedied during the time that any services to be performed under Section 2 hereof affected by such occurrence are required to be provided under this Agreement, NDI shall promptly notify DGD and any such suspension shall end.

     9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), sent by certified, registered or express mail, postage prepaid and return receipt requested, or transmitted by facsimile (with a copy of such notice or other communication and a confirmation of transmission sent by certified, registered, or express mail, postage prepaid and return receipt requested no later than the close of business on the next business day following such transmission) and shall be addressed as follows:

when DGD is to be notified:           Drug Guild Distributors, Inc.
                                      350 Meadowlands Parkway
                                      Secaucus, New Jersey 07094
                                      Attention: Harold Blumenkrantz
                                      Facsimile: (201) 348-0874

with a copy to:                       Scheichet & Davis
                                      505 Park Avenue
                                      New York, New York 10022
                                      Attention:  David I. Scheichet, Esq.
                                      Facsimile: (212) 371-7634

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when NDI is to be notified:           Neuman Distributors, Inc.
                                      175 Railroad Avenue
                                      Ridgefield, New Jersey  07657

                                      Attention: Mr. Anthony A. Bonelli
                                      Facsimile: (201) 941-6327

With a copy to:                       Kelley Drye & Warren LLP
                                      101 Park Avenue
                                      New York, New York 10178
                                      Attention: George J. Marchese, Esq.
                                      Facsimile: (212) 808-7897

     A Party may, by notice given in accordance with this Section 9 to the other Party, designate another address or Person to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted. Each notice transmitted in the manner described in this Section 9 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), transmitted to the addressee (if transmitted by facsimile and subject to delivery of the mailed copy thereof) or the affidavit of the messenger (if transmitted by personal delivery), or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

     10. Entire Agreement. This Agreement and the Asset Purchase Agreement (including the ancillary agreements and the annex, exhibits and schedules attached thereto) contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings, whether written or oral, by or between the Parties with respect to the subject matter hereof. In the event of any conflict between this Agreement and the Asset Purchase Agreement as to the rights or obligations of NDI or DGD, the Asset Purchase Agreement shall control. In the event of any ambiguity in this Agreement as to the rights or obligations of NDI or DGD, the Asset Purchase Agreement shall control.

     11. Amendments. No modification or amendment of this Agreement shall be binding upon a Party unless such modification or amendment is set forth in a written instrument which is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party.

     12. Waivers. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for, such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise nor the delay or failure to exercise any right, power or remedy shall operate as a waiver of, the right to exercise, or impair, limit or restrict the

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exercise by, any Party of any such right, power or remedy any other right, power or remedy at any time and from time to time thereafter. No waiver of any right,

power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

     13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws. Each Party consents and submits to the jurisdiction of any state or federal court in the State of New Jersey. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in state or federal court in the State of New Jersey and any claim that it may now or hereafter have that any such proceeding in any such court has been brought in an inconvenient forum.

     14. Arbitration. The Parties acknowledge and agree that the transactions contemplated herein substantially affect and impact interstate commerce. Therefore, all disputes or differences between NDI and DGD arising under or which are related to this Agreement upon which an amicable understanding cannot be reached within 30 days shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided, and judgment upon the award entered by the Arbitrators (as defined below) may be entered in any court having jurisdiction thereof. The "Arbitrators" shall consist of one neutral arbitrator (or as provided below, three neutral arbitrators). The Parties agree that the arbitration, if implemented under this Agreement, shall be held at a site selected by the Arbitrators. The Parties agree to arbitrate within 90 days following the transmittal of written demand of either Party to arbitrate any dispute arbitrable under this Agreement. The Parties will in good faith, within 15 days following notice of written demand to arbitrate attempt to agree on a single Arbitrator. If the Parties cannot within 15 days thereafter agree on a single Arbitrator, each of the Parties shall appoint an Arbitrator, notifying the other Party of the name and address of such Arbitrator. The Arbitrators appointed by each Party shall agree upon and appoint a third neutral Arbitrator. If either Party shall fail to appoint an Arbitrator as herein provided, or should the two Arbitrators so named fail to select the third Arbitrator within 30 days after their appointment, then, in either event, the President of the American Arbitration Association or its successor shall appoint such second and/or third Arbitrator. A decision of a majority of the Arbitrators shall be final and binding and there shall be no appeal therefrom. The Arbitrators shall within 45 days after the last hearing enter an award and the award shall be supported by a written opinion. The fees of the Arbitrators and the direct costs of the arbitration shall be shared equally by the Parties; all other costs of the respective Parties, including without limitation fees and expenses of the respective Party's attorneys, witnesses and discovery shall be paid by the respective Party, except to the extent that the Arbitrators otherwise direct based on the equities of the situation. The arbitration shall be held in New Jersey, unless otherwise agreed between the Parties.

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     15. Binding Effect; Assignment; Third Party Beneficiaries. This Agreement
shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as otherwise provided herein, neither NDI nor DGD shall assign any of its rights or delegate any of its duties hereunder (in whole or in part and by operation of law or otherwise) without the prior written consent of the other Party hereto. Any other assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party, if such consent is required hereby, shall be void. No Person (including, without limitation, any employee of a Party) shall be, or be deemed to be, a third party beneficiary of this Agreement.

     16. Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

     17. Headings. The headings in this Agreement have been inserted for convenience of reference only, and shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

     18. Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which when so executed and delivered shall constitute an original instrument, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by both of the Parties, regardless of whether each of the Parties has executed the same counterpart.

     19. Access to Computer Files. NDI shall provide access to DGD, or its permitted designees, to the former DGD computer systems (both hardware and software) upon reasonable notice to NDI, as such access may be needed by DGD, its designees or its agents, servants or employees, in connection with and/or to substantiate the previous inventory defalcation, at DGD and matters in connection therewith, including claims or suits by or against third parties.

     IN WITNESS WHEREOF, the Parties have executed this Agreement.

                                      DRUG GUILD DISTRIBUTORS, INC.

                                      By /s/ Harold Blumenkrantz
                                         ----------------------------
                                      Name:  Harold Blumenkrantz
                                      Title: President



                                      NEUMAN DISTRIBUTORS, INC.

                                      By /s/ Philip A. Piscopo
                                         ----------------------------
                                      Name:  Philip A. Piscopo
                                      Title: Executive Vice President

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                                    EXHIBIT A

                          DRUG GUILD DISTRIBUTORS, INC.

            NAME                                          RATE PER HOUR

            Alpert, Andrew                                $51
            Cutler, Norman                                $41
            Genzler, Norman                               $80
            Reba, Jay                                     $73
            Ringer, Edie                                  $26
            Rivers, Mildred                               $23
            Sclafane, Irene                               $35
            Tamborino, Frank                              $38
            Terry, Marvin                                 $41
            Wohlrab, Dawn                                 $26